UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 30, 2016

BERRY PLASTICS GROUP, INC.
(Exact name of registrant as specified in charter)

Delaware	1-35672	20-5234618
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Oakley Street
Evansville, Indiana 47710
 (Address of principal executive offices / Zip Code)

(812) 424-2904
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 30, 2016, the Board of Directors (the "Board") of Berry Plastics Group, Inc. (the "Company") announced that it unanimously elected Thomas E. Salmon as President and Chief Operating Officer of the Company, effective as of October 3, 2016.

Salmon, age 53, joined the Company in 2007 with Berry's acquisition of Covalence Specialty Materials where he had led the Adhesives Division for four years.  From 2007-14, he served as President of Berry's Engineered Materials Division, prior to being appointed President of Berry's Rigid Closed Top Division in 2014 and President of Berry's Consumer Packaging Division in 2015.  Before joining Covalence, Salmon was General Manager of Honeywell Plastics and Global Sales Director for Allied Signal's Engineering Plastics and Films.  He began his career with General Electric and held a variety of commercial positions during his 12 years in GE's Plastics and Lighting divisions.

Additionally, on September 30, 2016, the Company announced that its Chairman and Chief Executive Officer, Jonathan D. Rich, has advised the Board of his intention to retire as Chief Executive Officer in February, 2017.  Rich will continue to serve as Executive Chairman of the Board.

The Company's press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits
 (d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated September 30, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BERRY PLASTICS GROUP, INC.
(Registrant)

Dated: September 30, 2016	By:	/s/ Jason K. Greene
	Name:	Jason K. Greene
	Title:	Executive Vice President, Chief Legal Officer and Secretary